SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2001

UNITED ARTISTS THEATRE CIRCUIT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland (State or other jurisdiction of incorporation)	[333-1024] (Commission File Number)	13-1424080 (IRS Employer Identification No.)
9110 East Nichols Avenue, Suite 200 Englewood, CO 80112 (Address of Principal Executive Offices, including Zip Code) (303) 792-3600 (Registrant's Telephone Number, Including Area Code)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

See ITEM 3 - "The Plan - Change in Control."

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

The Plan

The Second Amended Joint Plan of Reorganization of United Artists Theatre Company ("UA"), United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II Corp., and United Artists Theatre Circuit, Inc. ("UATC" or the "Company") and its filing subsidiaries under Chapter 11 of the United States Bankruptcy Code (the "Plan") was confirmed by the United States Bankruptcy Court for the District of Delaware on January 22, 2001 (the "Confirmation Date").  Capitalized terms used in this Consent Statement and not otherwise defined herein have the meanings ascribed to them in the Plan, a copy of which is attached hereto.  The following summary is qualified in its entirety by the more detailed information contained in the Plan and Disclosure Statement.

Purpose

The principal purpose of the Plan is to provide the Debtors (which include the Company) with liquidity necessary to stabilize the Reorganized Debtors and to allow them to continue their respective businesses.

Voting

On and after the Effective Date, each Holder of a Claim who has accepted the Plan, in exchange for, among other things, a distribution under the Plan, will automatically be deemed to have released each of the Debtors, the Reorganized Debtors, their subsidiaries, and the Releasees, and the agents, officers, directors, partners, members, professionals, and agents of the foregoing (and the officers, directors, partners, members, professionals, and agents of each thereof), from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan, the Disclosure Statement, or any related agreements, instruments or other documents, except: (i) for Claims arising under the Plan; and (ii) for Claims arising after the Petition Date in the ordinary course of business.  In furtherance of the foregoing, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any Claim, demand, liability, obligation, debt, right, Cause of Action, interest, remedy released or to be released pursuant to the Plan against the foregoing Persons and Entities.

Terms of the Plan; Treatment of Classes of Claims and Equity Interests

          The Plan classifies Claims and Equity Interests into the following Classes:

Class	Claim	Summary Description
1A, 2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A, 12A, 13A, 14A, 15A, 16A, 17A, and 18A	Other Priority Claims

Priority Claims consist of all Claims accorded the priority and right of payment under Section 507(a) of the Bankruptcy Code (including priority employee salary and wage Claims to the extent not paid prior to Confirmation pursuant to any first-day orders authorizing payment of Prepetition wage, salary and benefits Claims), other than a Priority Tax Claim or an Administrative Expense.

1B, 2B, 3B, 4B, and 5B	Bank Claims	Bank Claims consist of all Claims arising from or relating to the Prepetition Bank Credit Agreement.
1C, 2C, 3C, 4C, and 5C	Other Secured Claims	Other Secured Claims consist of all Secured Claims other than Bank Claims.
6B, 7B, 8B, 9B, 10B, 11B, 12B, 13B, 14B, 15B, 16B, 17B, and 18B	Secured Claims

A Secured Claim against a Debtor is: (i) a Claim (other than a Claim in any way arising from or relating to a Claim of a lessor for damages resulting from the termination of a lease of real property) held by any person or entity, including a judgment creditor, secured by a lien on any property in which a Debtor or its Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of (A) the value of such Secured Claim Holder's interest in any interest of the Debtor or its Estate in such property securing such Claim or (B) the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code; or (ii) a Claim Allowed under the Plan as a Secured Claim.

1D, 2E, 3D, 4D, 5D, 6C, 7C, 8C, 9C, 10C, 11C, 12C, 13C, 14C, 15C, 16C, 17C, and 18C	Intercompany Claims	Each Claim of by a Debtor or a Subsidiary against a Debtor or its Estate, other than the UA Note Claim or an Equity Interest.
1E, 2F, 3E, 4E, 5E, 6D, 7D, 8D, 9D, 10D, 11D, 12D, 13D, 14D, 15D, 16D, 17D, and 18D	General Unsecured Claims	General Unsecured Claims consist of all Unsecured Claims other than Bank Claims and the UA Note Claim.
2D	UA Note Claim	The UA Note Claim consists of UA's Claim against the Company on account of the Intercompany Note.
1F, 2G, 3F, 4F, 5F, 6E, 7E, 8E, 9E, 10E, 11E, 12E, 13E, 14E, 15E, 16E, 17E, 17F, and 18E	Equity Interests	Equity Interests consist of any Equity Interest in the Debtors.

Liquidation Analysis

The Debtors believe that the Plan will produce a greater recovery for Holders of Claims and Equity Interests than would be achieved in a Chapter 7 liquidation because, among other things, the administrative costs and delays incurred in connection with a Chapter 7 case would likely diminish the distributions to such Holders, and the projected liquidation of the Debtors would not produce any recovery for Holders of Unsecured Claims.  Houlihan Lokey, the Debtors' financial advisors, have prepared a liquidation analysis on behalf of the Debtors to assist Holders of Claims and Equity Interests to reach their determination as to whether to accept or reject the Plan.  This Liquidation Analysis estimates the proceeds to be realized if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.  The Liquidation Analysis is based upon projected assets and liabilities of the Debtors as of December 28, 2000 and incorporates estimates and assumptions developed by the Debtors which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainty not within the Debtors' control.  The Liquidation Analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, landlord lease rejection Claims, employee severance Claims, or other potential Claims.  No value was assigned to additional proceeds which might result from the sale of certain items with intangible value.  The Liquidation Analysis also does not include potential recoveries from avoidance actions.  Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided in the Disclosure Statement.

Reorganized Debtors and the Post-Confirmation Estate

Except as otherwise provided in the Plan, each Debtor will continue to exist as a Reorganized Debtor after the Effective Date as a separate entity with all the powers of a corporation under the laws of the respective state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law.  Except as otherwise provided in the Plan, the Lock-Up Agreements, the Restructured Bank Credit Agreement, or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property in each Estate (including, but not limited to, any Debtor's equity, partnership, membership or other interest in any Debtor or non-Debtor business entity) and any property acquired by each of the Debtors under the Plan will vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges, or other encumbrances (except for liens, if any, granted to secure the Restructured Bank Credit Agreement, Claims under the DIP Facility that by their terms survive termination of that Facility, the Exit Facility, and or as otherwise provided in the Plan).  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

Permanent Injunction

From and after the Effective Date, all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to Article X of the Plan.

Treatment of Executory Contracts and Unexpired Leases

1.  Assumption of Executory Contracts and Unexpired Leases

a.  Generally

The Debtors will determine which of their executory contracts should be assumed, assumed and assigned, or rejected by analyzing all information pertinent to that determination including, but not limited to, the costs associated with continuing or rejecting their executory contracts and the benefits to the Estates against which such costs must be compared.  On September 7, 2000, the Debtors were authorized by the Bankruptcy Court to assume film studio and related advertising contracts.

On or before the Confirmation Date, the Debtors filed a List of Contracts and Leases listing certain of the Debtors' executory contracts and unexpired leases that the Debtors wish to assume, assume and assign, or reject, as of the Effective Date: (1) each executory contract or unexpired lease of the Debtors on such List (except those executory contracts and unexpired leases that (a) previously have been rejected by order of the Bankruptcy Court, (b) are the subject of a motion to reject pending on the Effective Date, or (c) are otherwise rejected pursuant to the terms of the Plan) will be deemed assumed, assumed and assigned, or rejected, as indicated, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code; (2) all other executory contracts or unexpired leases of the Debtors (except those executory contracts and unexpired leases that (x) previously have been rejected by order of the Bankruptcy Court, (y) are the subject of a motion to reject pending on the Effective Date, or (z) are otherwise rejected pursuant to the terms of the Plan) will be deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code; and (3) the terms of any such executory contract or unexpired lease assumed or assumed and assigned pursuant to clause (1) or (2) of this sentence shall be modified to include any amendments thereto, if any, that were agreed to by the relevant and appropriate parties on or before the Confirmation Date.  Notwithstanding the foregoing and unless otherwise agreed to by the relevant parties, the Debtors and the Reorganized Debtors reserve the right, at any time prior to fifteen (15) days after the Effective Date, to amend the List of Contracts and Leases to:  (1) amend the treatment to any executory contract or unexpired lease listed therein, thus providing for its assumption, assumption and assignment, or rejection, as indicated, pursuant to Article VI.A.1 of the Plan; and (2) add any executory contract or unexpired lease to such List and provide for its assumption, assumption and assignment, or rejection, as indicated, pursuant to Article VI of the Plan, all in accordance with Sections 365 and 1123 of the Bankruptcy Code.  The Reorganized Debtors shall provide notice of the List of Contracts and Leases (and any amendments thereto) to the parties to the executory contracts or unexpired leases affected thereby.  Each contract or lease listed on the List of Contracts and Leases shall be assumed, assumed and assigned, or rejected only to the extent that such contract or lease constitutes an executory contract or unexpired lease.  Listing a contract or lease on the List of Contracts and Leases shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements) is in fact an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.  The assumption pursuant to the Plan of an executory contract or unexpired lease, and all of the obligations thereunder, by a Reorganized Debtor shall constitute the Reorganized Debtor's adequate assurance that it will perform under such executory contract or unexpired lease in the future under 11 U.S.C. Sections 365(b)(1)(C).

b.  Notice of Intent to Assume and of Proposed Cure Amount

The Debtors shall indicate in the List of Contracts and Leases the amounts of the Debtors' proposed cure payments to the parties to the executory contracts and unexpired leases listed therein. Any party to an executory contract or unexpired lease subject to a cure amount must File a written objection to such cure amount within twenty (20) days after receipt of such notice of such cure amount or thereafter be forever prohibited and barred from objecting to such cure amount.

c.  Consent to Mortgage, Security Interest, or Other Lien Upon Unexpired Leases of Real Property

The Debtors shall indicate in the List of Contracts and Leases those unexpired leases of real property to be assumed pursuant to Article VI.A.1 of the Plan in which the Debtors propose to grant (and have perfected) a security interest, mortgage, or other lien.  Any party to any such unexpired lease proposed to be so encumbered, who believes that such unexpired lease prohibits such an encumbrance, must File a written objection to such encumbrance within twenty (20) days after receipt of such notice of such proposed encumbrance.  Any party to such a lease that fails to File a written objection to such proposed encumbrance shall be deemed to have consented affirmatively and unconditionally to both (a) the grant of a security interest, mortgage, or other lien in such lease and (b) the recording or other act to perfect such security interest, mortgage, or other lien, or thereafter be forever prohibited and barred from objecting to such encumbrance.

d.  Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to Article VI.A.1 of the Plan is in default, shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the Reorganized Debtor assuming such executory contract or unexpired lease:  (a) by payment of 50% of the default amount in Cash on or before thirty (30) days after the Effective Date; (b) by payment of the remaining 50% of the default amount in Cash on or before June 15, 2001.  A Reorganized Debtor's obligation pursuant to the Plan to make such above payments of the default amount shall be deemed to be adequate assurance that the Reorganized Debtor will promptly cure such default under 11 U.S.C. Sections 365(b)(1)(A).  Any payments made pursuant to and in accordance with Article VI.A.4 of the Plan will be deemed made on the Effective Date.  In the event of a dispute regarding (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption; provided, however, that based on the Bankruptcy Court's resolution of any such dispute, the applicable Debtor or Reorganized Debtor shall have the right, within (30) days of the entry of such Final Order and subject to approval by the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Code, to reject the applicable executory contract or unexpired lease.  Notwithstanding the foregoing, neither the grant by the Debtors or Reorganized Debtors of a security interest, mortgage, or other lien in any unexpired lease or executory contract assumed pursuant to Article VI of the Plan, nor the recording or other act required for the perfection thereof, shall constitute a breach or other default under such lease or other applicable law.

e.  Notice

The Disclosure Statement and the Plan shall constitute due and sufficient notice of the intention of the Debtors and the Reorganized Debtors to assume all executory contracts and unexpired leases in accordance with Article VI of the Plan.

f.  Approval of Assumptions and Assignments

Entry of the Confirmation Order by the Bankruptcy Court constituted approval of such assumptions, assumptions and assignments, and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code.

2.  Assumption of Documents Supplementary to Executory Contracts or Unexpired Leases

Each executory contract or unexpired lease of the Debtors and Reorganized Debtors shall include: (a) modifications, amendments, supplements restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument, or other document is listed in the List of Contracts and Leases or in the Schedules; and (ii) executory contracts or unexpired leases appurtenant to the premises listed on such List, Schedule, or other document, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interest in real estate or rights in rem to such premises, unless any of the foregoing agreements are rejected in accordance with Article VI of the Plan.

3.  Assignments Pursuant to the Plan

As of the effective time of any restructuring transaction, if any, consummated pursuant to Article V of the Plan, any executory contract or unexpired lease to be held by a surviving, resulting, or acquiring entity in such restructuring transaction, shall be deemed assigned to the applicable entity pursuant to Section 365 of the Bankruptcy Code, and any party to such lease shall be deemed to have consented affirmatively and unconditionally to such assignment.  Notwithstanding anything in an unexpired lease or executory contract, an assignment pursuant to Article VI.C of the Plan shall not constitute a breach or other default under the executory contract, unexpired lease, or other applicable law.

4.  Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection of an executory contract or unexpired lease pursuant to Article VI of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors, estates, and property, unless (1) a proof of Claim is Filed with the Bankruptcy Court and actually received by the respective Reorganized Debtors on or before the later of: (a) thirty (30) days after the Effective Date; (b) thirty (30) days after the entry of a Final Order approving such rejection; or (c) solely with respect to Claims of non-Debtor parties to such contracts or leases affected thereby, thirty (30) days after the date of any amendment to the List of Contracts and Leases that results in such rejection; or (2) otherwise ordered by the Bankruptcy Court or otherwise provided for in the Plan.  Claims arising from the rejection of executory contracts or unexpired leases for which proofs of Claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article VIII of the Plan.

5.  Indemnification of Directors, Officers and Employees

Notwithstanding any other provision of the Plan, the obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers, or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in any certificate of incorporation, by-law, or other similar constituent document or by statutory law or written agreement with the Debtors, shall be deemed and treated as executory contracts (and entitled to any benefit afforded under applicable legal authority resulting therefrom) that are assumed by the Debtors pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date.  Accordingly, such indemnification obligations shall survive unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date, and irrespective of whether a proof of Claim based on such indemnification obligations is Filed.  The Debtors or the Reorganized Debtors, as the case may be, may modify such indemnification obligations, to the extent that they are authorized to do so, pursuant to the Plan or Sections 365 and 1123 of the Bankruptcy Code.  It is the Debtors' position that such indemnification obligations are one of many obligations assumed as part of the overall assumption of such executory contracts with such officers, directors, and employees.

6.  Compensation and Benefit Programs

Except as otherwise expressly provided in the Plan, all employment contracts, all employment and severance policies, and all compensation and benefit Plan, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors, and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code.

Change of Control

Through the change in ownership of UATC's parent, as described below, the Plan provides for a change in control of UATC.  The Plan incorporates the terms of the Bank Lock-Up Agreements.  The Bank Lock-Up Agreements required each Prepetition Lender to make a knowing, voluntary, and irrevocable election to be treated under the Plan as a Debt Elector or an Equity Elector.  Under the Plan and in accordance with the Bank Lock-Up Agreements, the Equity Electors will receive, in the aggregate, on or as soon as practicable after the Effective Date, in full and complete satisfaction of its Claims under the Prepetition Bank Credit Facility, a Pro Rata distribution of (a) approximately 20% of New UA Common Stock, (b) $57,000,000 in zero dividend perpetual New UA Convertible Preferred Stock with the right to convert to New UA Common Stock at a $6.25 strike price, and (c) Equity Elector Warrants to acquire New UA Common Stock at a $10.00 strike price for seven years.  In the Bank Lock-Up Agreements, Anschutz (through ENIC) has committed itself to be United Artists' "equity sponsor" and has elected to be treated as an Equity Elector on account of all of its Claims under the Prepetition Bank Credit Facility.  As a result of the aforementioned commitment, on the Effective Date Anschutz will own New UA Common Stock as shown within the table set forth below in the section entitled "Issuance of New Securities".

The Plan, in accordance with the terms of the Bank Lock-Up Agreements, also authorizes ENIC to elect a majority of New UA's board of directors.  New UA will have a seven-person board of directors consisting of the following designations:  one director shall be New UA's chief executive officer; two directors shall be nominated by the Debt Electors with an initial term of two years; and four directors shall be nominated by ENIC.  Each such director shall serve from and after the Effective Date pursuant to the terms of each Reorganized Debtor's New Certificate of Incorporation, other constituent documents, the applicable state corporation law and as set forth and in accordance with the terms of the Lock-Up Agreements.

New Financing Facilities.

The Plan contemplates, among other things, a refinancing of the Prepetition Bank Credit Agreement by the Restructured Credit Facility.  Under the Plan and in accordance with the Bank Lock-Up Agreement, each Debt Elector will receive Pro Rata note interests in a restructured Prepetition Bank Credit Facility with a principal amount set at the equivalent of 72.5% of the aggregate amount of Claims of the Debt Electors under the Prepetition Bank Credit Facility, with a maturity date four years from the Confirmation Date, secured by substantially all of the assets of UA, UATC, UAR, UAP I, and UAP II (with a pledge by UAPH II to use all commercially reasonable efforts to pledge the stock in all of its subsidiaries) (the "Restructured Bank Credit Facility").  The Debt Electors will also receive in the aggregate approximately 80% of the New UA Common Stock, which is subject to dilution as set forth in the Plan.  Bank of America will also receive certain New UA Warrants to be held in trust for the benefit of the Debt Electors, to be subsequently as described in the Plan.

The Restructured Bank Credit Agreement is also subject to other terms and limitations set forth in the Bank Lock-Up Agreements, as contained in the Term Sheet including, among other things: (a) maximum capital expenditure limitations of (i) $30 million for the year 2000, (ii) $50 million for each year thereafter (excluding any unused carry-over from the prior year only), and (iii) $10 million in unused carry-over from the prior year; (b) limitations on additional indebtedness exceeding (i) $5,000,000 in the aggregate for borrowed money, capital lease obligations, and related to required rate contracts, on an unsecured or secured (relating to capital expenditures only) basis and (ii) $25,000,000 for borrowed money or preferred stock from Anschutz or its affiliates, provided that, among other things, such indebtedness is subordinate to the Restructured Bank Credit Facility; and (c) the mutual release of certain parties, as set forth more fully in Article IX.B of the Disclosure Statement.

The Debtors anticipate that they will need an exit financing credit facility upon Confirmation of the Plan up to $35,000,000 (the "Exit Facility").  To that end, the signatories to the Bank Lock-Up Agreement have agreed that the Prepetition Lenders that are signatories thereto consent to the Debtors' receipt of Exit Facility financing on terms and conditions that, among other things, provide the Exit Facility lender with a first priority lien on the Reorganized Debtors' assets and/or payment on a last-in, first-out basis.  The Exit Facility will essentially consist of a revolving credit facility of up to $35 million, with a $10 million sub-limit for letters of credit.  Deutsche Bank Securities, Inc.("Deutsche"), an affiliate of Bankers Trust Company ("BTCo"), has committed to fund the Exit Facility.  Deutche may arrange for other banks, financial institutions, and other "accredited investors" to provide a portion of the Exit Facility, and BTCo will act as administrative agent for such lenders under the Exit Facility.  Deutsche and BTCo are affiliates of Deutsche Bank AG.

Securities

Issued and Outstanding Securities

The following securities are issued and outstanding:

Common stock, $1.00 par value	100 shares

Issuance of New Securities

On or as soon as reasonably practicable after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, warrants, and other documents to be issued in accordance with the Plan, including, but not limited to, the Restructured Bank Credit Agreement, the Equity Elector Warrants, the New UA Common Stock, the New UA Convertible Preferred Stock, the New UA Warrants, the New UATC Common Stock and the Management Equity, each of which shall be distributed as referenced in the Plan.  The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed in accordance with the terms of the Plan and/or the Lock-Up Agreements.

The following charts illustrate the dilution of New UA Common Stock upon the conversion of the New UA Convertible Preferred Stock and the exercise of the Equity Elector Warrants, the New UA Warrants, and Management Equity.  As of the Effective Date it is anticipated that only the securities shown in "Stage 1" will be issued, and issuance of the underlying securities as shown in "Stage 2" through "Stage 5" may or may not occur, depending upon the respective holders' decisions.

UNITED ARTISTS THEATRE COMPANY EQUITY OWNERSHIP DILUTION ANALYSIS
STAGE I - ISSUANCE OF NEW COMMON STOCK
	Total	Anschutz	Debt Electors	Management	UA Unsecured Creditors
Initial Number of Shares Outstanding	-	-	-	-	-
New Common Shares Allocated	10,000,000	2,000,000	8,000,000	-	-
Subtotal	10,000,000	2,000,000	8,000,000	-	-
Percentage Held	100.0%	20.0%	80.0%	0.0%	0.0%

STAGE II - EXERCISE OF $5.00 (STRIKE PRICE) OPTIONS
	Total	Anschutz	Debt Electors	Management	UA Unsecured Creditors

Common Stock Shares Allocated	2,464,333	-	-	2,464,333	-
Total Diluted Shares Outstanding after Exercise	12,464,333	2,000,000	8,000,000	2,464,333	-
Percentage Held	100.0%	16.0%	64.2%	19.8%	0.0%

STAGE III - NEW UA CONVERTIBLE PREFERRED STOCK CONVERSION ($6.25 STRIKE PRICE)
	Total	Anschutz	Debt Electors	Management	UA Unsecured Creditors
Shares Outstanding	12,464,333	2,000,000	8,000,000	2,464,333	-
Common Stock Shares Allocated	9,120,000	9,120,000	-	-	-
Total Diluted Shares Outstanding after Exercise	21,584,333	11,120,000	8,000,000	2,464,333	-
Percentage Held	100.0%	51.5%	37.1%	11.4%	0.0%

STAGE IV - EXERCISE OF $10.00 (STRIKE PRICE) OPTIONS
	Total	Anschutz	Debt Electors	Management	UA Unsecured Creditors
Shares Outstanding	21,584,333	11,120,000	8,000,000	2,464,333	-
Common Stock Shares Allocated	3,826,778	3,750,000	-	76,778	-
Total Diluted Shares Outstanding after Exercise	25,411,111	14,870,000	8,000,000	2,541,111	-
Percentage Held	100.0%	58.5%	31.5%	10.0%	0.0%

STAGE V - EXERCISE OF NEW UA WARRANTS AND MANAGEMENT ANTI-DILUTION PROTECTION
	Total	Anschutz	Debt Electors	Management	UA Unsecured Creditors
Shares Outstanding	25,411,111	14,870,000	8,000,000	2,541,111	-
Common Stock Shares Allocated	2,055,556	-	-	205,556	1,850,000
Total Diluted Shares Outstanding after Exercise	27,446,667	14,870,000	8,000,000	2,746,667	1,850,000
Percentage Held	100.0%	54.1%	29.1%	10.0%	6.7%

Securities Reserved For Issuance

Pursuant to the UA's 2000 Omnibus Stock Incentive Program (the "Stock Option Plan"), the board of directors of UA shall reserve up to an additional 823,966 shares of the New UA Common Stock for future grants under the Stock Option Plan.  Such shares are included in the above table.

Assets and Liabilities of UATC

As of September 28, 2000, the consolidated assets and liabilities of United Artists Theatre Circuit, Inc. shown on Form 10-Q as filed with the Securities and Exchange Commission on November 13, 2000 were as follows:

Consolidated assets	$459.0 million

Consolidated liabilities	$633.2 million

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2  Second Amended Plan of Reorganization

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 9, 2001.

UNITED ARTISTS THEATRE COMPANY

_____________________________

By: David J. Giesler

Its: Chief Financial Officer, Executive Vice President